EXHIBIT 99.1

FOR IMMEDIATE RELEASE

UNITED INSURANCE HOLDINGS CORP. ANNOUNCES APPOINTMENT OF
R. DANIEL PEED AS CHAIRMAN AND CHIEF EXECUTIVE OFFICER

St. Petersburg, FL – June 18, 2020: United Insurance Holdings Corp. (Nasdaq: UIHC) (UPC Insurance or the Company), a property and casualty insurance holding company, today announced its Board of Directors has appointed R. Daniel Peed as Chairman of the Board of Directors and Chief Executive Officer, effective July 1, 2020. Most recently Mr. Peed was Vice Chairman of the Company’s Board of Directors. Greg Branch, who has served as Chairman of the Board since the Company’s founding in 1999, will remain a member of the Board of Directors and assume the title of Chairman Emeritus effective the same date. Mr. Peed will succeed John L. Forney, who will be stepping down as President and Chief Executive Officer, effective June 30, 2020, to pursue other opportunities.

“I am honored that Greg Branch will serve in the newly created position of Chairman Emeritus, continuing to provide valuable insight and counsel to the Company and the Board of Directors and I am excited to lead the dedicated UPC team,” said Mr. Peed.

Mr. Branch commented, “As Chairman, it has been my privilege to work with John for eight years, and I speak for the Board that we appreciate his tireless and dedicated service. We wish John all the best in pursuit of his new opportunities.” Branch continued, “Over the last three years, it has been my pleasure to work with Dan Peed, and as Chairman Emeritus, I look forward to continuing to work with the Board and Dan to be the premier provider of property insurance in catastrophe-exposed areas.”

Mr. Peed has an extensive background in the insurance marketplace spanning more than 30 years. Mr. Peed was a co-founder of AmRisc, LLC, served as the President and Chief Executive Officer from December 2000 to December 2018, and most recently served as AmRisc, LLC’s Non-Executive Vice Chairman from December 2018 until December 2019. Mr. Peed has been Vice Chairman of the Company’s Board of Directors since the acquisition of American Coastal Insurance Company in April 2017.

About UPC Insurance

Founded in 1999, UPC Insurance is an insurance holding company that sources, writes and services personal and commercial residential property and casualty insurance policies using a group of wholly owned insurance subsidiaries and one majority owned insurance subsidiary through a variety of distribution channels. The Company currently writes policies in Connecticut, Florida, Georgia, Hawaii, Louisiana, Massachusetts, New Jersey, New York, North Carolina, Rhode Island, South Carolina and Texas. From its headquarters in St. Petersburg, UPC Insurance's team of dedicated professionals manages a completely integrated insurance company, including sales, underwriting, customer service and claims.

Forward-Looking Statements

Statements made in this press release may be “forward-looking statements.” These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words such as “may,” “will,” “expect,” "endeavor," "project," “believe,” "plan," “anticipate,” “intend,” “could,” “would,” “estimate” or “continue” or the negative variations thereof or comparable terminology. We believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and, except as required by applicable law, we undertake no obligation to update or revise any forward-looking statement.

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CONTACT:	OR	INVESTOR RELATIONS:
United Insurance Holdings Corp.		The Equity Group
Jessica Strathman		Adam Prior
Director of Financial Reporting		Senior Vice-President
(727) 895-7737 / jstrathman@upcinsurance.com		(212) 836-9606 / aprior@equityny.com